Exhibit 10.1.5

GREAT PLAINS ENERGY INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

(As Amended and Restated for I.R.C. § 409A)

Amended effective as of January 1, 2010

GREAT PLAINS ENERGY INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

(As Amended and Restated for I.R.C. § 409A)

Background and Purpose

Kansas City Power & Light Company ("KCPL") adopted the Kansas City Power & Light Supplemental Executive Retirement and Deferred Compensation Plan effective November 2, 1993 (the "Original Plan"), to provide opportunities for selected employees and members of KCPL's Board of Directors to defer the receipt of compensation.  As part of a corporate restructuring and effective as of October 1, 2001, the Original Plan was divided into two separate plans, the "Great Plains Energy Incorporated Nonqualified Deferred Compensation Plan" (the "Frozen NQDC Plan") and the Great Plains Energy Incorporated Supplemental Executive Retirement Plan (the "Frozen SERP").

As a result of the enactment of the American Jobs Creation Act of 2004, which, in part, created a new Section of the Internal Revenue Code ("Code Section 409A") governing and requiring changes to nonqualified deferred compensation plans, Great Plains Energy Incorporated has taken two actions which affect the Frozen NQDC Plan.

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First, the Frozen NQDC Plan has been frozen as of December 31, 2004 such that no new participants will enter the Plan and no new amounts (other than Earnings) will accrue under the Plan after December 31, 2004.  Except to the extent to reflect that the Frozen NQDC Plan has been frozen, no material modifications have been made to the Frozen NQDC Plan.  The Frozen NQDC Plan will continue to operate as a "frozen" plan in accordance with its terms and with respect to all amounts which were both accrued and vested as of December 31, 2004.  A copy of the Frozen NQDC Plan is attached as Appendix B.

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Second, this Plan, the "Great Plains Energy Incorporated Nonqualified Deferred Compensation Plan (As Amended and Restated for I.R.C. § 409A)" (the "Plan") is adopted and, except for those changes required by Code Section 409A generally mirrors the Frozen NQDC Plan.  The Plan governs the payment of, and all administrative aspects related to amounts that (1) were not accrued and vested as of December 31, 2004 under the Frozen NQDC Plan and (2) have been or are contributed to the Frozen NQDC Plan and this Plan on or after January 1, 2005.  Certain operations of the Plan between December 31, 2004 and December 31, 2007, including those operations in 2005 memorialized in Appendix A, however, were completed in accordance with IRS Notice 2005-1 and in "good faith" compliance with the proposed Treasury Regulations issued under Code Section 409A.  Generally, this Plan was amended and restated effective January 1, 2005.  However, several features, terms and conditions are effective January 1, 2008.  These include: (1) the definition of Specified Employees; (2) the removal of the vesting schedule applicable to Company matching contributions; and (3) the changes made to Article III, relating to the Capital Accumulation Excess Benefit Provision.

No duplication of benefits are to result from the freeze of the Frozen NQDC Plan and the creation of this Plan.

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1

ARTICLE II	DEFERRED COMPENSATION	4

ARTICLE III	CAPITAL ACCUMULATION PLAN EXCESS BENEFIT	11

ARTICLE IV	MISCELLANEOUS	12

APPENDIX A	DISTRIBUTIONS FOR PARTICIPANTS TERMINATED DURING 2005

APPENDIX B	GREAT PLAINS ENERGY INCORPORATED FROZEN NONQUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I

DEFINITIONS

1.1           Definitions.  For purposes of this Plan, the following terms have the following meanings:

"Base Salary" means the annual salary, excluding Incentive Awards, paid by the Company to the Participant.  A Participant's Base Salary for any year will not be limited by the provisions of Code Sections 401(a)(17), 401(k)(3)(A)(ii), 401(m)(2), 402(g)(1), 415, or similar provisions restricting the amount of compensation that may be considered, deferred, or matched under plans qualified pursuant to Code Section 401(a).

"Board" means the Board of Directors of the Company.

"Capital Accumulation Plan" means the Great Plains Energy Incorporated Capital Accumulation Plan, as in existence before January 1, 2008.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation and Development Committee (or successor to such Committee) of the Board.

"Company" means Great Plains Energy Incorporated, Great Plains Energy Services Incorporated, Great Plains Power Incorporated and Kansas City Power & Light Company or their successors. However, with respect to the term "Board," "Committee," and in Section 4.4, "Company" refers solely to Great Plains Energy Incorporated or its successor.

"Converted Participant" means a Participant who was hired by the Company  before September 1, 2007 and elected in 2007 to receive a reduced future rate of benefit accrual under the Company's Management Pension Plan in exchange for an increased matching contribution under the Employee Savings Plan.

"Employee Savings Plan" means the Great Plains Energy Incorporated Cash or Deferred Arrangement, as it may be amended from time to time.

"Flexible Benefits Program" means the flexible benefits arrangement agreed to and adopted by the Board on September 14, 1982, as it may be amended from time to time.

"Incentive Award" means any award under any cash bonus or cash incentive plan sponsored or maintained by the Company.  The term “Incentive Award” does not include any awards or payments of awards under the Company’s Long-Term Incentive Plan.

"Participant" means any employee selected for participation by the Board or the Chief Executive Officer of Great Plains Energy Incorporated.   A Participant can be a Converted Participant, a Post-2007 Participant or a Stationary Participant. Except with respect to benefits provided under Section 2.5, the term "Participant" also includes members of the Board.  Individuals will become Participants in the Plan as of the date they are so designated.  Individuals who were Participants for purposes of Sections VI, VII, and VIII of the Original Plan as of April 1, 2000 and that were employees of the Company on or after January 1, 2005, will continue to be Participants in this Plan.
"Plan" means this Great Plains Energy Incorporated Nonqualified Deferred Compensation Plan (as Amended and Restated for I.R.C. § 409A).

"Post-2007 Participant" means a Participant that is hired by the Company on or after September 1, 2007.

"Separation from Service" or "Separates from Service" means a Participant's death, retirement or other termination of employment with the Company.  A Separation from Service will not occur if a Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Participant has a right (either by contract or by statute) to reemployment with the Company.  "Separation from Service" will be interpreted in a manner consistent with Code Section 409A(a)(2)(A)(i).

"Specified Employee" means a Participant that would be a "specified employee" as defined in Code Section 409A(a)(2)(B)(i) and Department of Treasury regulations and other interpretive guidance issued thereunder.  Effective January 1, 2008, for purposes of this definition, the "specified employee effective date" and the "specified employee identification date" are established and memorialized in the Company's "I.R.C. § 409A Specified Employee Policy" as the same may be modified from time to time in accordance with the rules and regulations of Code Section 409A.

"Stationary Participant" means a Participant who was hired by the Company  before September 1, 2007 and elected in 2007 to maintain his or her current level of benefits under the Company's Management Pension Plan.

1.2           General Interpretive Principles.  (a) Words in the singular include the plural and vice versa, and words of one gender include the other gender, in each case, as the context requires; (b) references to Sections are references to the Sections of this Plan unless otherwise specified; and (c) any reference to any U.S. federal, state, or local statute or law will be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.

ARTICLE II

DEFERRED COMPENSATION

2.1           Deferral Elections.  Before the beginning of any calendar year, a Participant may elect to defer the receipt of:

(a)	a specified dollar amount or percentage of the Participant's anticipated Base Salary (or director's fees) as in effect on January 1 of the year in which such salary or fees are to be deferred; and/or
(b)	a specified dollar amount or percentage of any anticipated Incentive Awards to be paid to the Participant for performance in the following calendar year.
If the Participant desires to make such an election, the election must be in writing on a form provided by the Company, and may indicate an election to defer a fixed percentage of up to 50 percent of Base Salary, and/or 100 percent of director's fees or any Incentive Awards.  Alternatively, the Participant may elect to defer a fixed dollar amount of Base Salary and/or any Incentive Awards in increments of $1,000, with a minimum deferral of $2,000 and a maximum deferral of an amount equal to 50% of Base Salary and 100% of director's fees or any Incentive Awards.  An individual who first becomes a Participant in this Plan (and is not otherwise eligible nor has been eligible to participate in any other similar type of Plan that would be aggregated with this Plan under Code Section 409A) during a year may make a deferral election for the balance of the year in which the employee becomes a Participant, provided the election is made within 30 days after the day on which he or she becomes a Participant.

An election to defer compensation under this Article II applies only to compensation earned subsequent to the date the election is made.  An election to defer compensation will be effective only for the year, or portion of the year, for which the election was made, and may not be terminated or changed during such year or portion of such year.  If the Participant desires to continue the same election from year to year, he or she must nevertheless make an affirmative election each year to defer compensation.

2.2           Contents of Deferral Election.  A Participant's deferral election must indicate, with respect to amounts deferred pursuant to the election, a distribution event in accordance with Section 2.6 and the form of payment alternative in accordance with Section 2.7.

2.3           Separate Accounts.  A separate account will be established for each Participant who defers compensation under this Article II.  The Company will credit deferred Base Salary to the Participant's account each month at the time the nondeferred Base Salary is paid to the Participant.  The Company will credit the Participant's account with a deferred Incentive Award annually at the time the Incentive Award is payable.  Neither the Participant nor his or her designated beneficiary or beneficiaries has any property interest whatsoever in any specific Company assets as a result of this Plan.

2.4           Earnings Credits.  The earnings rate each year upon which gains or losses on a Participant's account are credited  (hereinafter "Earnings") will be a reasonable rate of interest based on the Company's weighted average cost of capital.  The Earnings will be credited or debited to a Participant's account on a monthly basis, or at such other time or times as the Committee may determine.  Earnings will continue to be credited to the balance of a Participant's account during the payout period elected pursuant to this Article II.  The Earnings attributable to compensation deferred pursuant to a particular deferral election will be payable according to the same terms, conditions, limitations, and restrictions applicable to the compensation deferred pursuant to the deferral election.  Any remaining payments will be re-computed annually to reflect the additional Earnings.

2.5           Company Contributions.

(a)
Matching Contributions.  A Participant will be eligible to receive a matching contribution under this Section 2.5(a) only if the Participant defers the maximum amount allowed under Code Section 402(g) (ignoring any opportunity the Participant may have had to make catch-up contributions described in Section 414(v) of the Code) for such year.

(i)
For each Stationary Participant, the Company will credit to the Stationary Participant's account a matching contribution in an amount equal to 50% of the first 6% of the Base Salary deferred by the Participant under Section 2.1(a), but such amount will be reduced by the matching contribution made for the year to the Stationary Participant's account in the Employee Savings Plan.  In no event will the total matching contributions in the Employee Savings Plan and this Plan exceed 3% of the Stationary Participant's Base Salary in any given year.

(ii)
For each Converted Participant and Post-2007 Participant, the Company will credit to such Participant's account a matching contribution in an amount equal to 100% of the first 6% of the aggregate amount of the Participant's Base Salary and Incentive Awards deferred by the Participant under Section 2.1, but such amount will be reduced by the matching contribution made for the year to the Converted Participant's or Post-2007 Participant's  account in the Employee Savings Plan.  For avoidance of doubt, the matching contribution on the deferred Incentive Awards shall be made effective on the date such Incentive Awards would have been paid to Participant in the absence of a deferral election.  In no event will the total matching contributions in the Employee Savings Plan and this Plan exceed 6% of the Converted Participant's or Post-2007 Participant's aggregate amount of Base Salary and Incentive Awards in any given year.

Any matching contributions under this Plan will be credited to the Participant's account on a monthly basis.  For Stationary Participants, the matching contributions and Earnings thereon shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
Less Than Two Years	0%
Two Years	20%
Three Years	40%
Four Years	60%
Five Years	80%
Six Years	100%

For Converted Participants and Post-2007 Participants, all matching contributions and Earnings thereon, including all matching and Earnings accrued before January 1, 2008, are 100% vested.

(b)
Additional Discretionary Company Contributions.   From time to time, as determined appropriate by the Board, the Company may elect to make additional contributions (either discretionary, matching or both) to the Plan  and may direct that such contributions be allocated among the accounts of those Participants that it may select.  The Board may impose vesting conditions and/or allocation conditions with respect to such additional contributions.  No Participant shall have a right to compel the Company to make a contribution under this Section 2.5(b) and no Participant shall have the right to share in the allocation of any such contribution for any year unless selected by the Board, in its sole discretion.  At the time any such additional contribution is made, the Board may provide that the additional amounts are to be paid at the same time as other amounts deferred under this Plan are paid to the Participant or a different time (in all cases compliant with Code Section 409A) as established by the Board.

2.6           Permissible Distribution Events.  A Participant may elect to defer receipt of amounts deferred pursuant to a deferral election until one of the following:

(a)	Subject to Section 4.12, the Participant's Separation from Service other than on account of death;
(b)	a specified age or date;
(c)	the Participant's death;
(d)	the earlier of (a) or (b) (e.g., the earlier of Separation from Service or attainment of age 65); or

(e)	the later of (a) or (b) (e.g., the later of Separation from Service or attainment of age 65) .
In all cases if no distribution event has occurred on the date of the Participant's death, the Participant's death will be the distribution event.  If a Participant fails to designate a distribution event and the Participant is not a Specified Employee at the time of the Participant's Separation from Service, payment of amounts deferred pursuant to the Participant's deferral election will be made (in the case of a lump sum) or commence (in the case of installments) on the 90th day after the Participant's Separation from Service.  If a Participant fails to designate a distribution event, the Participant is a Specified Employee at the time of the Participant's Separation from Service and the Separation from Service is not on account of the Participant's death, payment of amounts deferred pursuant to the Participant's deferral election will commence on the first day of the 7th month after the month in which the Participant Separates from Service.

2.7           Permissible Forms of Payment.  A Participant's deferral election must indicate the manner in which the amounts deferred pursuant to the election are to be paid upon a distribution event other than on account of a Participant's death.  Upon a Participant's death, the form of payment is governed by Section 2.8(b), (c) and (d).  Subject to this Section 2.7, the Participant may choose to have such amounts paid:

(a)	in a single lump-sum payment; or
(b)
in annual installments (of principal plus Earnings) over a period of 5 years, 10 years, or 15 years.  Each annual installment will be equal to a fraction of the total remaining balance in the Participant's account, the numerator of which is 1 and the denominator is the total number of remaining installments, including the annual installment for which the amount is being calculated.

Notwithstanding a Participant's deferral election, single lump-sum payments will always be made to Participants (I) whose annual installments (regardless of whether such installments are being paid over 5, 10 or 15 years) will be less than $5,000 per year or (II) who Separate from Service with the Company before attaining age 50.  If a Participant fails to make an election concerning the form of payment within the appropriate period of time, the payment will be made in a single lump sum.

Subject to Section 4.12, payments under this Article on account of deferral will be paid in full if the lump-sum option is chosen, or will begin to be paid in annual installments if an installment payment option is chosen, on the 30th day following the day the event occurred giving rise to the distribution, as elected by the Participant.  If, on such 30th day, it is not administratively practicable to make or commence the payment(s), the payment(s) shall be made or commence as soon as administratively practicable
.
Following the close of each year, or as soon thereafter as practicable, the Participant or the Participant's designated beneficiary or beneficiaries shall receive a statement of the Participant's deferred compensation account as of the end of such year.

2.8           Payment to Designated Beneficiaries.

(a)
Designated Beneficiary.  At the time a Participant elects to defer compensation under this Plan, the Participant may designate a death beneficiary or beneficiaries, and may amend or revoke such designation at any time.

(b)
Participant's Death Before Distribution Event.  If the Participant dies before any deferred amounts have been paid under this Plan, all amounts credited to the Participant's account will be paid to the Participant's designated beneficiary or beneficiaries, in a single lump-sum payment, on the 30th day following the date of the Participant's death.

(c)
Participant's Death After Distribution Event.  If a Participant dies after payment of any deferred amounts has commenced,  the balance of the amounts credited to the Participant's account will continue to be paid to the Participant's beneficiary or beneficiaries at the same times and in the same form as the amounts were being paid to the Participant.

(d)
Deceased Designated Beneficiary.  If a Participant is not survived by a designated beneficiary, the balance of the amounts due the Participant under the deferral election for which no surviving beneficiary exists will be paid in a single lump-sum payment to the Participant's estate on the 30th day following the date of the Participant's death.  If, with respect to a particular deferral election, a Participant's last surviving designated beneficiary dies after the Participant, but before the balance of the amounts due the beneficiary under the deferral election have been paid, the balance will be paid in a single lump-sum payment to the estate of the last surviving designated beneficiary as soon as practicable after the beneficiary's death.

2.9           Subsequent Elections.  The Committee, in its sole discretion, may permit a Participant, with respect to a distribution event, to later change the Participant's election as to when payment of benefits under this Plan with respect to such event would be made or commence and change the selected form of payment; provided, however, that: (a) the subsequent election is not effective until, at the earliest twelve months before it is to take effect; (b) other than with respect to payment on account of a Participant's death, the change results in a deferral of payment of at least five years from the earliest date the benefits, absent such a subsequent election, otherwise would have been paid or commenced on account of such event; and (c) where the Participant has elected payment after a specific number of years, the subsequent deferral election is made at least twelve months before the initial payment was scheduled.

2.10           409A Transition Election.  All Participants in the Plan are permitted to amend their current elections relating to both timing and form of payment before December 31, 2008 provided that:

(a)
No change in a timing or form election made during 2006 may either (1) apply to payments the Participant otherwise would have received in 2006 or (2) cause a Plan benefit to be paid in 2006 which otherwise would not have been paid in 2006;

(b)
No change in a timing or form election made during 2007 may either (1) apply to payments the Participant otherwise would have received in 2007 or (2) cause a Plan benefit to be paid in 2007 which otherwise would not have been paid in 2007;  or

(c)
No change in a timing or form election made during 2008 may either (1) apply to payments the Participant otherwise would have received in 2008 or (2) cause a Plan benefit to be paid in 2008 which otherwise would not have been paid in 2008.

ARTICLE III
CAPITAL ACCUMULATION PLAN EXCESS BENEFIT
3.1           Effective January 1, 2008, no additional amounts will be contributed to Participant's CAP Excess Benefits Account under the Plan.  From January 1, 2005 through December 31, 2007,

amounts were credited to a Participant's CAP Excess Benefit Account in accordance with the same manner as provided for in Section 3.1 of the Frozen NQDC Plan.

3.2           Benefits under the Participant's CAP Excess Benefit Account will be paid to the Participant as follows:

(a)
When the Participant Separates from Service (whether due to death, disability, retirement or other termination), the Participant will be paid in a single lump-sum payment.  The payment will be equal to the amount credited to the CAP Excess Benefits Account, plus the additional amount credited to the CAP Excess Benefits Account under Section 3.2(b), below.  Subject to Section 4.12, payment will be made on the 60th day after the close of the calendar year in which the Participant Separates from Service.  If the Participant dies before payment is made, payment will be made to the Participant's beneficiary on the 30th day after the Participant's death.  The Participant's beneficiary for the purposes of this Article III will be the Participant's beneficiary under the Capital Accumulation Plan.

(b)	The Participant's CAP Excess Benefits Account will be credited and debited with the same Earnings and in the same manner as provided for in Section 2.4.
ARTICLE IV
MISCELLANEOUS
4.1           Plan Amendment and Termination.  The Board may, in its sole discretion, terminate, suspend, or amend this Plan at any time or from time-to-time, in whole or in part.  However, no amendment or suspension of the Plan may affect a Participant's right or the right of a beneficiary to vested benefits accrued up to the date of any amendment or termination.  In the event the Plan is terminated, the Committee will continue to administer the Plan until all amounts accrued and vested have been paid.  In no event may the termination of the Plan result in distributions of benefits under the Plan unless such distribution on account of Plan termination would otherwise be permissible under Code Section 409A.

4.2           No Right to Employment.  Nothing in this Plan gives any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

4.3           No Administrator Liability.  Neither the Committee nor any member of the Board nor any officer or employee of the Company may be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor may the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

4.4           Unfunded Plan.  This Plan is unfunded, and constitutes a mere promise by the Company to make benefit payments in the future.  The right of any Participant, spouse, or beneficiary to receive a distribution under this Plan will be an unsecured claim against the general assets of the Company.  The Company may choose to establish a separate trust (the "Trust"), and to contribute to the Trust from time to time assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to Plan Participants and beneficiaries in the manner and at the times as specified in the Plan.  It is the intention of the Company that the Trust, if established, constitutes an unfunded arrangement, and will not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of

Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Trustee of the Trust will invest the Trust assets, unless the Committee, in its sole discretion, chooses either to instruct the Trustee as to the investment of Trust assets or to appoint one or more investment managers to do so.  The Committee may consult with Participants concerning the investment of Trust assets, but will reserve the right to invest and reinvest such assets in the manner it deems best.

4.5           Nontransferability.  To the maximum extent permitted by law, no benefit under the Plan may be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.

4.6           Participant's Incapacity.  Any amounts payable under the Plan to any person under legal disability or who, in the judgment of the Committee, is unable properly to manage his or her financial affairs, may be paid to the legal representative of that person or may be applied for the benefit of that person in any manner which the Committee may select.

4.7           Withholding.  Any amounts paid to the Participant will be subject to income tax withholding or other deductions as may from time to time be required by federal, state, or local law.

4.8           Plan Administrator.  The Plan shall be administered by the Committee or its designee, which may adopt rules and regulations to assist it in the administration of the Plan.

4.9           Claims Procedures.  A request for a Plan benefit shall be filed with the Chairperson of the Committee or his or her designee, on a form prescribed by the Committee.  Such a request, hereinafter referred to as a "claim," will be deemed filed when the executed claim form is received by the Chairperson of the Committee or his or her designee.

The Chairperson of the Committee or his or her designee shall decide such a claim within a reasonable time after it is received.  If a claim is wholly or partially denied, the claimant will be furnished a written notice setting forth, in a manner calculated to be understood by the claimant:

(a)	The specific reason or reasons for the denial;
(b)	A specific reference to pertinent Plan provisions on which the denial is based;
(c)	A description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and
(d)
Appropriate information as to the steps to be taken if the claimant wishes to appeal his or her claim, including the period in which the appeal must be filed and the period in which it will be decided.

The notice will be furnished to the claimant within 90 days after receipt of the claim by the Chairperson of the Committee or his or her designee, unless special circumstances require an extension of time for processing the claim.  No extension will be for more than 90 days after the end of the initial 90-day period.  If an extension of time for processing is required, written notice of the extension will be furnished to the claimant before the end of the initial 90-day period.  The extension notice will indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered.

If a claim is denied, in whole or in part, the claimant may appeal the denial to the full Committee, upon written notice to the Chairperson thereof.  The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Committee.  No appeal will  be considered unless it is received by the Committee within 90 days after receipt by the claimant of written notification of denial of the claim.  The Committee shall decide the appeal within 60 days after it is received.  However, if special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after the appeal is received.  If such an extension of time for deciding the appeal is required, written notice of the extension shall be furnished to the claimant before the commencement of the extension.  The Committee's decision will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

4.10           Deliverables.  Each Participant will receive a copy of the Plan and, if a Trust is established pursuant to Section 4.4, the Trust, and the Company will make available for inspection by any Participant a copy of any rules and regulations used in administering the Plan.

4.11           Binding Effect.  This Plan is binding on the Company and will bind with equal force any successor of the Company, whether by way of purchase, merger, consolidation or otherwise.

4.12           Delay for Specified Employees.  Notwithstanding any other provision of this Plan to the contrary:

(a)
with respect to any payment to be made under Section 2.6 and 2.7 if (1) the Participant has elected his or her Separation from Service as the applicable Distribution Event, and (2) the Participant is a Specified Employee, then payment of any amounts will be made or commence no earlier than the first business day of the 7th month following the month in which the Participant Separates from Service; and

(b)
with respect to any payment to be made under Section 3.2, no payment may be made to a Participant who is a Specified Employee any earlier than the first business day of the 7th month following the month in which the Participant Separates from Service.

4.13           Severability.  If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

4.14           I.R.C. § 409A.  This Plan is intended to meet the requirements of Section 409A of the Code and may be administered in a manner that is intended to meet those requirements and will be construed and interpreted in accordance with such intent.  All payments hereunder are subject to Section 409A of the Code and will be paid in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the payment will not be subject to the excise tax applicable under Section 409A of the Code.  Any provision of this Plan that would cause the payment to fail to satisfy Section 409A of the Code will be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

4.15           Governing Law.  To the extent not superseded by the laws of the United States, this Plan shall be construed according to the laws of the State of Missouri.
This Plan is hereby adopted on this 30th day of October, 2007, except to the extent as otherwise noted, effective as of January 1, 2005, by a duly authorized officer of the Company.

GREAT PLAINS ENERGY INCORPORATED By: Title: Chairman of the Board and Chief Executive Officer

Appendix A

DISTRIBUTIONS FOR PARTICIPANTS

TERMINATED DURING 2005

Notwithstanding any other provision of this Plan or any election that may have been made by a Participant to the contrary, if a Participant who Separates from Service in 2005 elected to receive either a one-time, single-sum payment of the Participant's entire account or an annuity or series of payments, (i) all amounts credited to the Participant's account before 2005 are to be paid in accordance with such election, and (ii) all amounts credited to the Participant's account during 2005 will be paid in one-time, single-sum payment in 2005.

GREAT PLAINS ENERGY INCORPORATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated effective October 1, 2001

and Frozen effective December 31, 2004

Appendix B

GREAT PLAINS ENERGY INCORPORATED

FROZEN NONQUALIFIED DEFERRED COMPENSATION PLAN

PREAMBLE

The principal objective of this Frozen Nonqualified Deferred Compensation Plan is to provide opportunities for selected employees and members of the Board of Directors to defer the receipt of compensation.  The Company may, but is not required to, set aside funds from time to time to provide such benefits, and such funds may be held in a separate trust established for such purpose.  This Plan is a successor to the deferred compensation component of the Company's former Supplemental Executive Retirement and Deferred Compensation Plan (the "Prior Plan"), which was effective on November 2, 1993.  It is effective as to each Participant on the date he or she becomes as a Participant hereunder.  This Plan superseded the deferred compensation component of the Prior Plan and all similar nonqualified deferred compensation plans that may be in existence.

Effective December 31, 2004, this Plan was "frozen" such that (1) no person may become a Participant under this Plan after December 31, 2004, and (2) no additional deferrals (other than Earnings on existing deferrals) may be made under this Plan after December 31, 2004.  All participants eligible to participate in the Great Plains Energy NonQualified Deferred Compensation Plan as of January 1, 2005 will participate in the "Great Plains Energy Incorporated NonQualified Deferred Compensation Plan (as Amended and Restated for I.R.C. § 409A) ("Amended 409A Plan"), and all amounts contributed to the Plan or that were initially contributed to this Frozen Plan but became vested after December 31, 2004 and all Earnings on such deferrals will be governed by the Amended 409A Plan.

Appendix B

TABLE OF CONTENTS

ARTICLE

I	DEFINITIONS	1

II	DEFERRED COMPENSATION	2

III	CAPITAL ACCUMULATION PLAN EXCESS BENEFIT	7

IV	MISCELLANEOUS	8

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DEFINITIONS
1.1           "Basic Plan" means the Great Plains Energy Incorporated Management Pension Plan, as it may be amended from time to time.

1.2           "Base Salary" means the annual salary, excluding Incentive Awards, paid by the Company to the Participant.  A Participant's Base Salary for any year shall not be limited by the provisions of Internal Revenue Code Sections 401(a)(17), 401(k)(3)(A)(ii), 401(m)(2), 402(g)(1), 415, or similar provisions restricting the amount of compensation that may be considered, deferred, or matched under plans qualified pursuant to Internal Revenue Code Section 401(a).

1.3           "Board of Directors" means the Board of Directors of the Company.

1.4           "Capital Accumulation Plan" means the Great Plains Energy Incorporated Capital Accumulation Plan, as it may be amended from time to time.

1.5           "Committee" means the Compensation and Development Committee (or successor to such Committee) of the Company's Board of Directors.

1.6           "Company" means Great Plains Energy Incorporated, Great Plains Energy Services Incorporated, Great Plains Power Incorporated and Kansas City Power & Light Company or their successors; provided, however, that for purposes of Sections 1.3, 1.5, 1.10, and 4.4, "Company" shall mean Great Plains Energy Incorporated or its successor.

1.7           "Employee Savings Plus Plan" means the Great Plains Energy Incorporated Cash or Deferred Arrangement ("Employee Savings Plus"), as it may be amended from time to time.

1.8           "Flexible Benefits Program" means the flexible benefits arrangement agreed to and promulgated by the Board of Directors by resolutions adopted September 14, 1982, as it may be amended from time to time.

1.9           "Incentive Award" means any award under any bonus or incentive plan sponsored or maintained by the Company.

1.10           "Participant" means any employee selected for participation by the Chief Executive Officer of the Company.  For purposes of Sections 2.1 to 2.7, the term "Participant" shall also include members of the Board of Directors.  Individuals shall become Participants in the Plan as of the date they are so designated; provided, however, that individuals who were Participants for purposes of Sections VI, VII, and VIII of the Prior Plan as of April 1, 2000, shall continue to be Participants in this Plan.

1.11           "Plan" means this Great Plains Energy Incorporated Nonqualified Deferred Compensation Plan (As Amended and Restated for I.R.C. § 409A).

ARTICLE II

DEFERRED COMPENSATION

2.1           Prior to the beginning of any calendar year, a Participant may elect to defer the receipt of:

(a)           a specified dollar amount or percentage of his or her anticipated Base Salary (or director's fees) as in effect on January 1 of the year in which such salary or fees are to be deferred; and/or

(b)           a specified dollar amount or percentage of any anticipated Incentive Awards to be paid to the Participant for performance in the following calendar year.

If the Participant desires to make such an election, the election shall be in writing on a form provided by the Company, and shall indicate an election to defer a fixed percentage of up to 50 percent of Base Salary, and/or 100 percent of director's fees or any Incentive Awards.  Alternatively, the Participant may elect to defer a fixed dollar amount of Base Salary and/or any Incentive Awards in increments of one thousand dollars, with a minimum deferral of $2,000 and a maximum deferral of an amount equal to 50 percent of Base Salary and 100 percent of

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director's fees or any Incentive Awards.  Base Salary may be deferred in a given year only if the Participant participates in the Company's Employee Savings Plus Plan to the maximum extent allowed for that year.  An individual who first becomes a Participant during a year may make a deferral election for the balance of the year in which he or she becomes a Participant, provided the election is made on or before the 30th day after the day on which he or she becomes a Participant.

An election to defer compensation under this Article II shall apply only to compensation earned subsequent to the date the election is made.  An election to defer compensation shall be effective only for the year, or portion of the year, for which the election was made, and may not be terminated or changed during such year or portion of such year.  If the Participant desires to continue the same election from year to year, he or she must nevertheless make an affirmative election each year to defer compensation.  No compensation may be withheld from a Participant's Base Salary or Incentive Awards under the Plan after December 31, 2004.

2.2           A separate account shall be established for each Participant who defers compensation under this Article II.  Such account shall be credited with that portion of the Participant's compensation being deferred.

Deferred Base Salary shall be credited to the Participant's account each month at the time nondeferred Base Salary is paid to the Participant.  A deferred Incentive Award shall be credited to the Participant's account annually at the time the award is payable.  Neither the Participant nor his or her designated beneficiary or beneficiaries shall have any property interest whatsoever in any specific assets as a result of this Plan.

2.3           The Committee shall establish a means by which gains or losses on a Participant's account (hereinafter, "Earnings") are credited to each Participant's account.  The method and manner of establishing such Earnings may be set forth in a separate trust which the Company may establish with respect to this Plan, and shall be reviewed from time to time by the

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Committee.  Such Earnings shall be credited or debited to a Participant's account on a monthly basis, or at such other time or times as the Committee may determine.

Notwithstanding this Plan having been Frozen effective December 31, 2004, earnings continue to accrue under this Plan until amounts are distributed to a Participant.

2.4           A Participant's deferral election shall indicate, with respect to amounts deferred pursuant to the election, a deferral period in accordance with Section 2.5 and a distribution alternative in accordance with Section 2.6.

2.5           A Participant may elect to defer receipt of amounts deferred pursuant to a deferral election until one of the following:

(a)           A stated date;

(b)           A stated attained age; or

(c)           A stated event (e.g., death) or events, or the earlier of two or more stated events (e.g., the earlier of death or attainment of age 65).

In the event a Participant fails to designate a deferral period hereunder, payment of amounts deferred pursuant to the Participant's deferral election shall commence within 90 days after the Participant's termination of employment.

Earnings shall continue to be credited to the balance of a Participant's account during the payout period elected pursuant to this Article II.  The Earnings attributable to compensation deferred pursuant to a particular deferral election shall be payable according to the same terms, conditions, limitations, and restrictions applicable to the compensation deferred pursuant to the deferral election.  Any remaining payments shall be re-computed annually to reflect the additional Earnings.

2.6           A Participant's deferral election shall indicate the manner in which the amounts deferred pursuant to the election are to be paid.  The Participant may choose to have such amounts paid:

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(a)           in a single lump-sum payment; or

(b)           in substantially equal monthly installments (of principal plus Earnings) over a period of 60 months certain, 120 months certain, or 180 months certain.
If a Participant fails to make an election concerning the form of payment, payment shall be made in a single lump sum.

Any amounts paid to the Participant shall be subject to income tax withholding or other deductions as may from time to time be required by federal, state, or local law.  Payments under this Article on account of deferral shall be paid in full if the lump-sum option is chosen, or shall begin to be paid in monthly installments if a monthly payment option is chosen, within 30 days of the date elected by the Participant, or as soon thereafter as practicable.

Following the close of each year, or as soon thereafter as practicable, the Participant or the Participant's designated beneficiary or beneficiaries shall receive a statement of the Participant's deferred compensation account as of the end of such year.

2.7           At the time a Participant elects to defer compensation under this Plan, the Participant shall have the right to designate a death beneficiary or beneficiaries, and to amend or revoke such designation at any time.  If the Participant dies before beginning to receive payment of amounts deferred pursuant to a given deferral election, the full amount due the Participant under said election shall be paid to the Participant's designated beneficiary or beneficiaries, in a single lump-sum payment, as soon as practicable after the Participant's death.

If a Participant dies after beginning to receive payment of amounts deferred pursuant to a given deferral election, the balance of the amounts which would have been paid under the deferral election to the Participant, but for his or her death, shall continue to be paid to the Participant's beneficiary or beneficiaries at the same times and in the same form as the amounts would have been paid to the Participant, but for his or her death.  If a Participant is not survived

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by a designated beneficiary, the balance of the amounts due the Participant under the deferral election for which no surviving beneficiary exists shall be paid in a single lump-sum payment to the Participant's estate as soon as practicable following his or her death.  If, with respect to a particular deferral election, a Participant's last surviving designated beneficiary dies after the Participant, but before the balance of the amounts due the beneficiary under the deferral election have been paid, the balance shall be paid in a single lump-sum payment to the estate of the last surviving designated beneficiary as soon as practicable after the beneficiary's death.

2.8           The Company shall credit to a Participant's account a matching contribution in an amount equal to 50% of the first 6% of the Base Salary deferred by the Participant under Section 2.1(a), but such amount shall be reduced by the matching contribution made for the year to the Participant's account in the Employee Savings Plus Plan.  In no event shall the total matching contributions in the Employee Savings Plus Plan and this Plan exceed 3% of the Participant's Base Salary in any given year.  Any matching contributions under this Plan shall be credited to the Participant's account on a monthly basis.  The matching contributions and earnings thereon shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
Less Than Two Years	0%
Two Years	20%
Three Years	40%
Four Years	60%
Five Years	80%
Six Years	100%

As of December 31, 2004, any matching contribution that is less than fully vested will be subject to the Amended 409A Plan.

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ARTICLE III

CAPITAL ACCUMULATION PLAN EXCESS BENEFIT

3.1           At the beginning of each calendar year or as soon thereafter as practicable, an amount will be credited to each Participant's CAP Excess Benefits Account under this Plan.  Such amount shall be equal to the Participant's total number of flex dollars for the year under the Flexible Benefits Program, minus:

(a)           the maximum permissible contribution to the Capital Accumulation Plan for the year on behalf of the Participant; and

(b)           the number of flex dollars used by the Participant during such year to purchase the benefits available to the Participant under the Flexible Benefits Program.

3.2           Benefits will be paid to the Participant as follows:

(a)           When the Participant's employment is terminated (whether due to death, disability, retirement or other termination), a single lump-sum payment will be made.  The payment shall be equal to the amount credited to the CAP Excess Benefits Account, plus the additional amount credited to the CAP Excess Benefits Account under Section 3.2(b), below.  Payment will be made no later than the 60th day after the close of the calendar year in which the Participant's employment terminates.  If the Participant dies before payment is made, payment shall be made to the Participant's beneficiary as promptly as possible after the Participant's death.  The Participant's beneficiary for the purposes of this Article III shall be the Participant's beneficiary under the Capital Accumulation Plan.

(b)           The Participant's CAP Excess Benefits Account shall be credited and debited with the same Earnings and in the same manner as provided for in Section 2.3 herein.

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3.3           The CAP Excess Benefits provided in Section VIII of the Prior Plan superseded those provided in the Capital Accumulation Plan Excess Benefit Agreement, and any amounts accrued under such Agreement are now subject to the provisions herein.

ARTICLE IV
MISCELLANEOUS

4.1           The Board of Directors may, in its sole discretion, terminate, suspend, or amend this Plan at any time or from time-to-time, in whole or in part.  However, no amendment or suspension of the Plan shall affect a Participant's right or the right of a beneficiary to vested benefits accrued up to the date of any amendment or termination.  In the event the Plan is terminated, the Committee will continue to administer the Plan until all amounts accrued and vested have been paid.

4.2           Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Company, nor shall it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

4.3           Neither the Committee nor any member of the Board of Directors nor any officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

4.4           This Plan is unfunded, and constitutes a mere promise by the Company to make benefit payments in the future.  The right of any Participant, spouse, or beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company.  The Company may choose to establish a separate trust (the "Trust"), and to contribute to the Trust from time to time assets that shall be held therein, subject to the claims of

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the Company's creditors in the event of the Company's insolvency, until paid to Plan Participants and beneficiaries in such manner and at such times as specified in the Plan.  It is the intention of the Company that such Trust, if established, shall constitute an unfunded arrangement, and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Trustee of the Trust shall invest the Trust assets, unless the Committee, in its sole discretion, chooses either to instruct the Trustee as to the investment of Trust assets or to appoint one or more investment managers to do so.  The Committee may consult with Participants concerning the investment of Trust assets, but shall reserve the right to invest and reinvest such assets in the manner it deems best.

4.5           To the maximum extent permitted by law, no benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.

4.6           Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable properly to manage his or her financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

4.7           The Plan shall be administered by the Committee or its designee, which may adopt rules and regulations to assist it in the administration of the Plan.

4.8           A request for a Plan benefit shall be filed with the Chairperson of the Committee or his or her designee, on a form prescribed by the Committee.  Such a request, hereinafter referred to as a "claim," shall be deemed filed when the executed claim form is received by the Chairperson of the Committee or his or her designee.

The Chairperson of the Committee or his or her designee shall decide such a claim within a reasonable time after it is received.  If a claim is wholly or partially denied, the claimant

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shall be furnished a written notice setting forth, in a manner calculated to be understood by the claimant:

(a)           The specific reason or reasons for the denial;

(b)           A specific reference to pertinent Plan provisions on which the denial is based;

(c)           A description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and

(d)           Appropriate information as to the steps to be taken if the claimant wishes to appeal his or her claim, including the period in which the appeal must be filed and the period in which it will be decided.

The notice shall be furnished to the claimant within 90 days after receipt of the claim by the Chairperson of the Committee or his or her designee, unless special circumstances require an extension of time for processing the claim.  No extension shall be for more than 90 days after the end of the initial 90-day period.  If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant before the end of the initial 90-day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered.

If a claim is denied, in whole or in part, the claimant may appeal the denial to the full Committee, upon written notice to the Chairperson thereof.  The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Committee.  No appeal shall be considered unless it is received by the Committee within 90 days after receipt by the claimant of written notification of denial of the claim.  The Committee shall decide the appeal within 60 days after it is received.  However, if special circumstances require an extension of time for processing, a decision shall be rendered as soon as possible, but not later than 120 days after the appeal is received.  If such an extension of time for

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deciding the appeal is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.  The Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

4.9           Each Participant shall receive a copy of the Plan and, if a Trust is established pursuant to Section 4.4, the Trust, and the Company shall make available for inspection by any Participant a copy of any rules and regulations used in administering the Plan.

4.10           If any contest or dispute shall arise as to amounts due to a Participant under this Plan, the Company shall reimburse the Participant, on a current basis, all legal fees and expenses incurred by the Participant in connection with such contest or dispute; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying the Participant's claims, the Participant shall be required immediately to reimburse the Company for all sums advanced to the Participant hereunder.

4.11           This Plan is binding on the Company and will bind with equal force any successor of the Company, whether by way of purchase, merger, consolidation or otherwise.

4.12           If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

4.13           To the extent not superseded by the laws of the United States, this Plan shall be construed according to the laws of the State of Missouri.

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